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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ______________


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 ______________



Date of Report (Date of earliest event reported):  February 14, 2000



                               CuraGen Corporation
             (Exact name of registrant as specified in its charter)


    Delaware                       0-23223                      06-1331400
------------------          ---------------------          ---------------------
(State or other                 (Commission                   (IRS Employer
jurisdiction of                 File Number)                Identification No.)
 Incorporation)

                       555 Long Wharf Drive, 11th floor
                         New Haven, Connecticut 06511

              (Address of principal executive offices) (Zip Code)
              ---------------------------------------------------
       Registrant's telephone number, including area code: (203) 401-3330

                               Page 1 of 5 pages
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ITEM 5.   OTHER EVENTS.

  On February 14, 2000, the Registrant publicly disseminated a press release announcing the sale of an additional $25 million aggregate principal amount of convertible subordinated debentures to certain initial purchasers. The information contained in such press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


(c)  Exhibits.

     99.1  The Registrant's Press Release dated February 14, 2000.


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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CURAGEN CORPORATION
                                    (Registrant)



Date:  February 15, 2000            By: /s/ David M. Wurzer
                                        -----------------------------
                                        David M. Wurzer
                                        Executive Vice President, Treasurer and
                                        Chief Financial Officer



                               Page 3 of 5 pages
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                                 EXHIBIT INDEX
                                 -------------

Exhibit                                              Sequential
Number              Description                      Page Number
-------             -----------                      -----------

99.1                The Registrant's Press Release        5
                    dated February 14, 2000.


                               Page 4 of 5 pages
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Exhibit 99.1
                        Press Release of the Registrant

         CURAGEN COMPLETES $150 MILLION CONVERTIBLE DEBENTURES OFFERING

NEW HAVEN, CT - FEBRUARY 14, 2000 - CuraGen Corporation (NASDAQ: CRGN), a genomics based drug discovery and development company, announced today the sale of an additional $25 million aggregate principal amount of convertible subordinated debentures to certain initial purchasers. The initial purchasers exercised the over-allotment option granted to them pursuant to CuraGen's recent offering and sale to such initial purchasers of convertible subordinated debentures. Total gross proceeds from this offering equal $150 million.

The debentures will be resold by the initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and to non-United States persons outside the U.S. under Regulation S of the Securities Act.

Interest on the debentures will accrue at a rate of 6% per year, subject to adjustment in certain circumstances. The debentures will mature in 2007 and are convertible into shares of CuraGen common stock at a conversion price of $127.6550 per share, subject to adjustment in certain circumstances.

CuraGen intends to use the net proceeds from the sale of the debentures for general corporate purposes including its internal discovery and development programs and the development of new technologies. This offering is subject to certain market conditions and other factors.

Initially, the debentures will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the U.S. absent registration under the Securities Act and applicable state securities laws or available exemptions from the registration requirements. CuraGen has agreed to file a shelf registration statement for the debentures and the common stock issuable upon conversion of the debentures within 90 days of the original issuance date of the debentures.

CuraGen Corporation is advancing the discovery and development of pharmaceutical and life science products through the systematic application of genomics. CuraGen's fully integrated, Internet-based genomics technologies, services, and information systems are designed to rapidly generate comprehensive information about genes, human genetic variations, gene expression, biological pathways, and potential products that affect these pathways. CuraGen's strategic collaborators include Abgenix, Inc., Biogen, Inc., COR Therapeutics, Inc., Genentech, Inc., Glaxo Wellcome, Inc., Hoffmann-La Roche, Inc., Pioneer Hi-Bred International, Inc. and Roche Vitamins, Inc. CuraGen employs approximately 300 people and is headquartered in New Haven, CT. Additional information about CuraGen is available at www.curagen.com.
                        ---------------

This release may contain forward-looking statements that are subject to certain risks and uncertainties, including the Company's ability to successfully enhance and develop its technologies. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: the Company's early stage of development, technological uncertainty and product development risks, uncertainty of additional funding, reliance on research collaborations, competition, the Company's ability to protect its patents and proprietary rights and uncertainties relating to commercialization rights.


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